UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2019

BRT APARTMENTS CORP.
(Exact name of Registrant as specified in charter)

Maryland	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We entered into a credit facility dated April 18, 2019 with VNB New York, LLC, an affiliate of Valley National Bank. The facility allows us to borrow, subject to compliance with borrowing base requirements and other conditions, up to $10 million. The facility is available for the acquisition of, and investment in, multi-family properties, is secured by certain cash accounts maintained by the Company at VNB, matures April 2021 and bears an annual interest rate of 50 basis points over the prime rate, with a floor 5%. There is an unused facility fee of 0.25% per annum on the difference between the outstanding loan balance and maximum amount then available under the facility. We are required to maintain substantially all our bank accounts at Valley National Bank.

The terms of the facility include certain restrictions and covenants which limit, among other things, the incurrence of liens, and which require compliance with financial ratios relating to, among other things, the minimum amount of debt service coverage with respect to the properties (and amounts drawn on the facility) used in calculating the borrowing base, the minimum number of wholly owned properties and the minimum number of properties used in calculating the borrowing base. Net proceeds received from the sale, financing or refinancing of wholly owned properties are generally required to be used to repay amounts outstanding under the facility.

Item 5.08. Shareholder Director Nominations.

In February 2019, we changed our fiscal year from September 30 to December 31. Accordingly, we expect that our annual meeting of stockholders for the year ending December 31, 2019 will be held on June 11, 2020.
Our bylaws require that we be given advance written notice of nominations for election to our board of directors and other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy materials in accordance with Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). As a result of the changes in our fiscal year and the date of the annual stockholders’ meeting, our Secretary must receive such notice, as well as the information and other materials required by our bylaws, at our principal executive office not later than February 12, 2020 and no earlier than January 13, 2020 for matters or nominations to be properly presented at our 2020 annual meeting of stockholders.

Stockholders who wish to have proposals considered for inclusion in the proxy statement and form of proxy for our 2020 annual meeting pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our secretary at the address set forth on the cover page of this report no later than February 12, 2020. Any proposal should be addressed to our Secretary and may be included in next year’s proxy materials for our 2020 annual meeting of stockholders only if such proposal complies the rules and regulations promulgated by the Securities and Exchange Commission, which we refer to as the “SEC.” Nothing in this section shall be deemed to require us to include in our proxy statement or our proxy card relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT APARTMENTS CORP.

April 24, 2019	/s/ George Zweier
George Zweier, Vice President
and Chief Financial Officer